UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 17, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Forest Oil Corporation (Forest Oil Corporation is referred to as “Forest,” or “we,” or “our”), entered into new forms of severance agreements with each of the officers of Forest, including among others, the President and Chief Executive Officer, the Chief Financial Officer and Chief Operating Officer and other named executive officers, dated December 17, 2007.  The new forms of agreements were approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Forest.  Each of the agreements is for a term of 30 months and, upon expiration of the initial 30-month term, will be eligible for termination or renewal during a 30-day period starting on June 17, 2010.

                The terms and conditions of the new forms of agreements are similar to the terms and conditions included in the prior forms of severance agreements between Forest and its executive officers and include new and revised terms that are directed at complying with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and applicable regulations.  Each of the complete forms of severance agreements with Forest’s executive officers are attached hereto as Exhibits 10.1 (the form entered into with H. Craig Clark - President and Chief Executive Officer, David H. Keyte - Executive Vice President and Chief Financial Officer, and Leonard C. Gurule — Senior Vice President), 10.2 (the form entered into with J.C. Ridens - Executive Vice President and Chief Operating Officer, and with Senior Vice Presidents other than Mr. Gurule), 10.3 (the form entered into with our Vice Presidents except in connection with one existing Vice President), and 10.4 (the form entered into with one Vice President who had previously entered into a severance agreement).

                Severance Agreements with the Named Executive Officers.  The new severance agreements with each of the named executive officers, including Messrs. Clark, Keyte, Gurule, and Ridens, provide for certain payments and benefits if the executive’s employment is terminated under the circumstances specified in the respective agreements, including upon a “change-of-control” of Forest. An executive’s rights upon termination will depend upon the circumstances of their termination. With respect to Messrs. Clark, Keyte, and Gurule, their severance agreements provide for payments and certain benefits if their employment is terminated (other than as a consequence of death, disability or retirement) either (i) by Forest for reasons other than for cause, or (ii) by the executive due to a significant change in their responsibilities, a reduction in their annual base salary, or a diminution in comparable benefits or, in circumstances involving a change-of-control, in addition to the foregoing reasons, due to a change in their principal place of employment or a diminution in eligibility for comparable compensation plans.  As a condition to receiving payments and benefits under their severance agreements that are not tied to a change-of-control, the executive must agree not to compete with or solicit employees of Forest for a period of two years following his termination. Mr. Ridens’ severance agreement only provides for payments and benefits in the event of a change-of-control.  Each of the severance agreements with the named executive officers will expire on June 17, 2010, subject to possible extensions for successive 30-month terms.

                Change-of-Control.  Each of the officer’s severance agreements includes a definition of a “change-of-control” that is intended to comply with applicable definitions and requirements of Section 409A and applicable regulations.   Generally, under the agreements, a “change-of-control” means the occurrence of any one of the following types of events:

(i)                                     One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 50% of the total fair market value or total voting power of Forest’s stock;

(ii)                                  A majority of the members of Forest’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board before the date of such appointment or election; or

(iii)                               One person (or more than one person acting as a group) acquires during a 12-month period assets from Forest that have a total gross fair market value (the value of the assets determined without regard to any liabilities associated with such assets) equal to or more than 60% of the total gross fair market value of all of the assets of Forest immediately before such acquisition.

                Severance Payments Upon Termination Not Involving a Change-of-Control.  Upon the termination of the employment of Mr. Clark, Mr. Keyte,  or Mr. Gurule, other than for cause or other than as a consequence of death, disability, or retirement, they will receive severance benefits including: (a) continued payment of their base salary for a term of months equal to the whole number of times that their base salary can be divided by $10,000, limited to 30 months (the amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment), and (b) continued coverage under Forest’s medical and dental benefit plans for the executive and his spouse and his eligible dependents throughout such payment term without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

                Severance Payments Upon a Change-of-Control.  In the event any of the named executive officers’ employment with Forest is terminated under the circumstances described above, within two years after the date upon which a change-of-control occurs, the executive will receive severance benefits including: (a) a lump sum payment in an amount equal to 2.5 times the total of his annual base salary plus the annual bonus most recently paid; (b) continued coverage under Forest’s medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of up to 30 months (24 months under the forms of agreement attached as Exhibits 10.2 and 10.3) without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period); (c) all outstanding stock options will immediately vest and any accrued benefits under non-qualified deferred compensation plans will become immediately non-forfeitable; (d) outstanding stock options will remain exercisable for a period of 12 months following the executive’s last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option); and (e) payment of an annual bonus under Forest’s annual incentive bonus plan based on partial year results, which will be in an amount to be determined by the Compensation Committee on or before the date of the change-of-control. In addition, if any payment or distribution to the executive, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on “excess parachute payments,” under the terms of the severance agreement Forest will be obligated to pay the executive an additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.  As described below, the payments and benefits and any reimbursements that may be payable to the officers under their severance agreements may be delayed for a period of six months if the payment of the amount or distribution of benefits is subject to Section 409A.

                Delayed Payment Restriction.   Among other things, Section 409A places restrictions on the timing of certain types of payments to Forest’s named executive officers and the other officers, including the payments and benefits that may be payable under each of the officer’s severance agreement.  As a result, the severance agreements include restrictions that will delay the payment of any amount until a date that is six months after the date of the officer’s termination of employment, or an earlier date to the extent such amount may be paid to the officer without being subject to additional taxes and interest under Section 409A.   If the payment of any amount is delayed, the amounts of any payments that are delayed will accrue interest, on a non-compounded basis, from the date that such payment would have been made had Section 409A and the six month payment restrictions not applied to the actual date the amount is paid to the officer.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits

                                10.1                           Form of Severance Agreement for Grandfathered Executive Officer

                                10.2                           Form of Severance Agreement for Senior Vice President

                                10.3                           Form of Severance Agreement for Vice President

                                10.4                           Form of Severance Agreement for Grandfathered Vice President

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: December 21, 2007	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

Exhibit Index to Current Report on Form 8-K

Exhibit	Description
10.1	Form of Severance Agreement for Grandfathered Executive Officer
10.2	Form of Severance Agreement for Senior Vice President
10.3	Form of Severance Agreement for Vice President
10.4	Form of Severance Agreement for Grandfathered Vice President